Exhibit 99.1

Professional Diversity Network Chief Executive Officer Issues Open Letter to Stockholders Regarding Termination of LinkedIn Corporation Agreement.

January 6, 2014, Chicago, IL, For Immediate Release.  Professional Diversity Network, Inc.(NASDAQ: IPDN) announced today that it has released an open letter to stockholders from the Chief Executive Officer, James Kirsch.  In it, Mr. Kirsch discusses the impact of recent events, and details the company’s core operating strategies and anticipated business growth catalysts.  Please see the full text of the Mr. Kirsch’s letter below:

Dear Stockholders,

Recently, Professional Diversity Network, Inc. announced that LinkedIn Corporation (“LinkedIn”) provided written notification to the company of its decision to terminate the Diversity Recruitment Partnership Agreement dated November 6, 2012 with the company (the “LinkedIn Agreement), effective as of March 30, 2014, and as a result, LinkedIn will no longer be a reseller of the company’s diversity recruitment products and services.

LinkedIn's notice of termination did not provide a reason for termination. To date, we believe we had an excellent professional relationship with LinkedIn.  Throughout the past year, we believe that we had positive and productive interaction with LinkedIn, which gave us confidence that LinkedIn was committed to our alliance for the long-term.

When we entered into the LinkedIn Agreement, our company’s anticipation was that LinkedIn would generate approximately $50 million of revenue from the sales of our products and services in the near term, while at the same time providing valuable career opportunities to millions of diverse job seekers who visit our professional networking sites for Veterans, Disabled Persons, Women, Hispanics, African Americans, the Gay Community and Asian Americans. We believe that the LinkedIn Agreement contains economic terms providing for mutual success at the sales levels contemplated.

 We anticipate that the end of our reseller relationship with LinkedIn on March 30, 2014 will have a negative revenue impact on the company in the near term. LinkedIn has been a key strategic ally to the company and our involvement with their team has expanded our reach, enhanced our profile and helped to educate recruiters about the value of Professional Diversity Network.

That being said, our Board of Directors, team members and I believe that we can and will adjust our business plan in a manner that will provide long-term stockholder value, for numerous reasons including but not limited to, the following:

•
Our direct sales team achieved booked sales growth of online diversity resale products and services from the first quarter to the fourth quarter of 277%, or from $120,000 to $477,000, which approaches the quarterly revenue we received from LinkedIn of $500,000.

o	Our direct sales team will now be able to access those 1,000 accounts that we could not pursue under the LinkedIn Agreement.
o	Our account managers will have the potential to renew those clients to whom LinkedIn has sold our products and services upon the end of the current term of those contracts.
o
Our two acquisitions since our initial public offering (or IPO) in March 2013 have begun to generate revenue for the company and have created an even more complete and compliant diversity recruitment solution.

•
New requirements for companies subject to OFCCP (Office of Federal Compliance Program) diversity recruitment requirements go into effect in March 2014. Because of changes in the regulations, we believe that clients and potential clients will require an even greater level of service and consultation in order to remain compliant with the law.

o	After our IPO, we enhanced our suite of compliance services to address the new regulations in a unique manner.
o
Our purchase of “Resunate” and its technology has been implemented into our core systems to add value to our compliance reporting, job posting delivery and screen capture of each job posted to State Department of Economic Security Job Boards.

o	We have made meaningful new sales in the compliance sector as companies' talent acquisition departments are now working closely with Compliance Officers.

•
The financial condition of the company remains strong and management believes that the company’s cash position and liquidity are sufficient to support all core growth and strategic initiatives for the foreseeable future.

o	As of the end of the third fiscal quarter, the company reported approximately $3.12 per share in cash and working capital in excess of $19.4 million.
o	The company is pursuing additional accretive acquisitions, each of which would be considerably larger than the two purchases the company made last year.
o	The company has a share buy back program in place and intends to continue to purchase stock at current levels, which the company believes to be undervalued.

I believe that it is also important to reiterate that over the past year, the company has achieved a number of significant milestones that we believe will enable us to execute strongly going into the New Year.  Among other things, we solidified a foundation for long-term success and prominence in the diversity recruitment sector. As America becomes a multicultural majority, we believe companies must recognize that in order to win in the new economy, a diverse workforce is a business necessity. We have entered into new representation relationships with great professional organizations providing unprecedented access to diverse talent.

We have assembled an outstanding senior management team capable of delivering world-class solutions to the professional diversity recruitment industry.  During the past year, we have solidified and fortified our executive leadership, which includes our Head of Technology and Operations, Ayan Kishore, our Chief Revenue Officer, Dan Sullivan, our Chief Financial Officer, David Mecklenburger, our Head of Strategic Alliances, Maribel De LaRosa, the founder of iHispano.com, Rudy Martinez, our head of our new conference series, Mike Hall, our Chief Technology Officer, Chad Hoersten and Kevin Williams, our Chief Marketing Officer. These talented and experienced individuals represent, in my opinion, the finest management team ever assembled to lead a diversity recruitment company.

Yes, I am of course disappointed that the LinkedIn Agreement will terminate as of March 30, 2014. It was unanticipated and unfortunate that LinkedIn and our company did not mature our relationship to the success that I believed was achievable. However, I firmly believe the company’s ability to sell directly, earn 100% of each sale, eliminate key account restrictions, and benefit from new enhanced OFCCP regulations enhancing demand for our products and services, as well as the strength of our business foundation and management team, and the potential opportunities for acquiring additional companies in the recruitment arena, present the company with long-term value potential for stockholders and stakeholders alike.

Sincerely,
James Kirsch
Chief Executive Officer

About Professional Diversity Network, Inc.

The Professional Diversity Network platform provides employers that value diversity with access to diverse talent to meet their hiring needs. Professional Diversity Network owns and operates professional networking communities including: iHispano.com for Hispanic professionals, AMightyRiver.com for African-American professionals, WomensCareerChannel.com for professional women, Military2Career.com for Veterans, ProAble.net for professionals with disabilities, OutProNet.com for professionals in the LGBT community, and AsianCareerNetwork.com for Asian-American professionals. For more information, visit www.prodivnet.com

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Professional Diversity Network, its affiliations and alliances, and its business strategies. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Professional Diversity Network, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements can generally be identified by words such as "may" "anticipate," "believe," "plan," "could," "estimate," "expect," "forecast," "guidance," "intend," "may," "possible," "potential," "predict," "project" or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Professional Diversity Network's control. Therefore, investors and stockholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include Professional Diversity Network's ability to maintain its business relationships with its key customers; unanticipated changes and competition in the online recruitment market; unanticipated downturns in the economy; Professional Diversity Network's ability to generate recruitment revenue through direct sales, unexpected technical or marketing difficulties; unexpected claims, charges or litigation; and new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Professional Diversity Network's business described in its Annual Report on Form 10-K. The forward-looking statements in this press release speak only as of the date they were made. Professional Diversity Network does not assume any obligation to update these forward-looking statements.

 CONTACT:     Professional Diversity Network, Inc.
David Mecklenburger, CFO
312-614-0944
dmecklenburger@prodivnet.com

Capital Markets Advisor
Merriman Capital, Inc.
Douglas Rogers, Managing Director
Head of Capital Markets Advisory Group
415-248-5612/323-712-3000